Exhibit 10.2

INDUSTRIAL SPACE LEASE

THIS LEASE is made as of the 17th day of February, 2006, between METROAIR PARTNERS, LLC, a Delaware limited liability company, hereinafter referred to as “Landlord” and DJO LLC, a Delaware limited liability company, qualified to do business in Indiana hereinafter called “Tenant”.

ARTICLE I - BASIC TERMS

1.01                           A.                                   Address of Landlord:

c/o Horn Properties I, LLC

13025 Broad Street

Carmel, Indiana 46032

B.                                     Address of Tenant:

c/o DJ Orthopedics

2985 Scott Street

Vista, CA 92081

Attention: General Counsel

or such other address as may from time to time be designated by Landlord/Tenant in writing.

C.                                     Premises:                                  The single story building (the “Building”) comprising approximately 109,782 gross square feet, together with the parcel of land (the “Land”) on which the Building is situated in MetroAir Business Park, Plainfield, Indiana, as legally described on Exhibit A attached hereto and made a part hereof, and any parking areas, walkways, landscaped areas and other improvements appurtenant thereto. The Land, the Building and all other improvements on the Land are sometimes hereinafter referred to as the “Project”.

D.                                    Intentionally Deleted.

E.                                      Intentionally Deleted.

F.                                      Term:                                                      The period of time commencing April 1, 2006 (the “Commencement Date”) and expiring October 31, 2016 (the “Expiration Date”) unless sooner terminated as set forth herein.

G.                                     Rent:                                                        All sums, monies or payments required to be paid by Tenant to Landlord pursuant to this Lease.

H.                                    Base Rent:                           Base Rent for the Term hereof is payable at an annual rate as follows:

1.                                       $5.12 per square foot per annum payable in advance in equal monthly installments of $46,840.32 plus all Additional Rent (hereinafter defined) for the period from April 1, 2006 through October 31, 2011; and

2.                                       $5.40 per square foot per annum payable in advance in equal monthly installments of $49,401.90 plus all Additional Rent (hereinafter defined) for the period from November 1, 2011 through October 31, 2016.

I.                                         Security Deposit:                                                    N/A

J.                                        Tenant’s Proportionate Share:  100%

K.                                    Permitted Uses:             distribution, warehousing and ancillary office

L.                                      Broker(s):                                            Colliers Turley Martin Tucker

M.                                 Exhibits:                                                   A.                                   Legal Description of Premises

B.                                     Site Plan of Premises

C.                                     Rules & Regulations

D.                                    Outline Plans and Specifications

1.02                           Effect of Reference to Basic Terms. Each reference in this Lease to any of the Basic Terms contained in Section 1.01 shall be construed to incorporate into such reference all of the definitions set forth in Section 1.01.

ARTICLE II - GRANT AND TERM/CONSTRUCTION

2.01                           In consideration of the rents, covenants, agreements and conditions hereinafter provided to be paid, kept, performed and observed, Landlord leases to Tenant and Tenant hereby hires from Landlord the Premises described in Section 1.01 (C).

2.02                           Tenant shall have and hold the Premises for and during the Term described in Section 1.01 (F), subject to the payment of the Rent and to the full and timely performance by Tenant of the covenants and conditions hereinafter set forth.

2.03                           In the event Tenant takes possession of the Premises prior to the beginning of the Term hereof with Landlord’s consent, such possession shall be in addition to the Term provided for herein and all the provisions of this Lease shall be in full force and effect upon Tenant’s so taking possession.

2.04                           Landlord agrees to construct the leasehold improvements in the Premises as specified on the Outline Plans and Specifications which are attached hereto and made a part hereof as Exhibit D. Landlord agrees to cause final plans and specifications for the leasehold improvements in the Premises to be prepared in accordance with the Outline Plans and Specifications and to submit the same to Tenant for its approval. Tenant agrees that it will not withhold its approval except for just and reasonable cause and will not act in an arbitrary or capricious manner with respect to the approval of the final plans and specifications. The final plans and specifications shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee of each of the respective parties hereto. Such final plans and specifications shall be in lieu of and shall replace Exhibit “D” with respect to the leasehold improvements in the Premises. The signature of an authorized officer or employee shall be deemed conclusive evidence of the approval indicated by such signature. When Landlord requests Tenant to specify details or layouts, Tenant shall specify same promptly, subject to the provisions of the Outline Plans and Specifications, so as not to delay completion of the leasehold improvements in the Premises. Tenant shall pay to Landlord all reasonable increased costs or damages, including lost rent, incurred by Landlord attributable to delays caused by Tenant.

2.05                           Landlord shall diligently proceed with the construction of the leasehold improvements to the Premises (as well as the construction of the Building, if it has not been completed as of the date of this Lease) and use reasonable efforts to complete the same and deliver possession thereof to Tenant at the beginning of the Term; provided, however, if delay is caused or contributed to by act or neglect of Tenant, or those acting for or under Tenant (each herein called a “Tenant Delay”), labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor, or building materials, action or non-action of public utilities, or of local, state or federal governments affecting the work, or other causes beyond Landlord’s reasonable control, then the time of completion of said construction shall be extended for the additional time caused by such delay. Such delays are each hereinafter referred to as an “Excused Delay.”  If the Premises are not substantially complete with possession available to Tenant by the date scheduled for substantial completion and delivery or possession, the Lease shall remain in effect and the Term will commence upon such substantial completion and delivery, with the dates for the commencement and expiration of the Term to be adjusted accordingly. Notwithstanding the foregoing, if the Premises are not substantially complete by the date which is sixty (60) days after the Commencement Date (the “Outside Completion Date”), Tenant may, at its option, by written notice to Landlord given within five (5) days of the Outside Completion Date, terminate this Lease. The Outside Completion date shall be extended, however, by the amount of any Tenant Delay.

2.06                           The Outline Plans and Specifications for the leasehold improvements provide for tenant improvements which will be amortized over the initial Term by the Base Rent provided for in this Lease. Any tenant improvement requests which cause the tenant improvement cost amount to increase above $330,914 will require payment of such excess amount in cash to Landlord by Tenant upon Landlord’s request prior to the commencement of construction of the leasehold improvements in the Premises. Landlord shall provide a detailed estimate of any expected excess tenant improvement costs as soon as such estimate is completed and no later than the commencement of construction of the tenant improvements.

ARTICLE III - INTENTIONALLY DELETED

ARTICLE IV - USE

4.01                           Tenant agrees to use and occupy the Premises for distribution and warehousing and ancillary office uses and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant shall, at Tenant’s expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the Term or any part thereof regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or will tend to unreasonably disturb other tenants in the Project, and shall keep its mechanical apparatus free of noise and vibration which may be transmitted beyond the confines of the Premises. No manufacturing operations may be conducted from the Premises. Tenant shall not maintain, service, repair, fuel or refuel any truck or vehicle of any kind on the Premises, the Building, or the Land, except to replace propane tanks mounted on any propane-powered forklifts.

4.02                           Tenant covenants throughout the Term, at Tenant’s sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and of any applicable insurance rating agency, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises; provided, however, that Tenant shall not be responsible for structural repairs or alterations unless the requirement for such structural repairs and alterations is caused by Tenant’s particular use or occupancy (as distinguished from the general type of use or occupancy permitted by the applicable zoning ordinance). Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof.

ARTICLE V - RENT

5.01                           Base Rent. Tenant covenants to pay without notice, deduction, set-off or abatement to Landlord the Base Rent specified in Section 1.01 (H) in lawful money of the United States in advance on the first day of each month during the Term. Rent for any partial month shall be prorated on a per diem basis. Rent shall be payable to Landlord at Landlord’s address shown at Section 1.01 (A) above or such other place as Landlord may designate from time to time in writing. Tenant shall pay the first full month’s Base Rent upon execution of this Lease. Notwithstanding anything contained in this Lease to the contrary, (i) so long as Tenant is not in default under this Lease, Base Rent and Additional Rent for April through October, 2006 shall be abated and (ii) Base Rent for November, 2006 shall be paid to Landlord upon execution of this Lease and applied to Base Rent on November 1, 2006. All Base Rent and all other sums, charges and payments required to be paid by Tenant to Landlord under this Lease shall be paid without relief from valuation or appraisement laws.

5.02                           Real Estate Taxes. During the Term of the Lease and any renewals, extensions or holding over, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the increase in the Real Estate Taxes levied against the Building and becoming due and payable in each year of the Term (or portion thereof) over the Real Estate Taxes which become due and payable during the calendar year 2006 (the “Base Year”), paid monthly in advance in an estimated amount.

“Real Estate Taxes” shall mean: (a) all ad valorem Real Estate Taxes on the Project (adjusted after protest or litigation, if any) for any part of the Term of this Lease, exclusive of penalties, (b) any taxes which shall be levied in lieu of any such ad valorem real estate taxes, (c) any special assessments for benefits on or to the Building paid in annual installments by Landlord, (d) occupational taxes or excise taxes levied on rentals derived from the operation of the Building or the privilege of leasing property, and (e) the expense of protesting, negotiating or contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested, protested or negotiation.

If the Term of the Lease shall begin or end during a tax calendar year (tax calendar year shall mean each annual period for which ad valorem real estate taxes are due and payable, as opposed to assessed) of which part only is included in the Term hereof, the amount of such Additional Rent shall be prorated on a per diem basis and with respect to the year in which the Term ends shall be paid on or before the last day of the Term. If the Term ends in any tax calendar year before the amount to be payable by Tenant has been determined under the provisions of this Section, an amount payable for the portion of the Term during the tax calendar year shall be reasonably estimated by the Landlord and the estimated amount shall be promptly paid by Tenant. As soon as the amount properly payable by the Tenant for the partial period has finally been determined, the amount shall be adjusted between Landlord and Tenant.

5.03                           Insurance Premiums. During the Term of this Lease and any renewals, extension or holding over thereof, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the increase in Insurance Premiums for each calendar year (or portion thereof) of the Lease over the Insurance Premiums incurred during the Base Year, paid monthly in advance in an estimated amount.

“Insurance Premiums” shall mean the total cost and expense incurred by Landlord for fire, flood, extended coverage, rent loss, umbrella, public liability, property damage insurance and such other insurance as Landlord may deem prudent or advisable to carry on the Building in each year of the Term, including, without limitation, Landlord’s cost of any self-insurance deductible or retention.

5.04                           Heating, Ventilation and Air Conditioning Maintenance. Tenant, at its own cost and expense shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably acceptable to Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to the Landlord prior to the date Tenant takes possession of the Premises. If such maintenance herein described is not undertaken, Landlord shall have the right to undertake and/or coordinate all repairs and maintenance and Tenant shall reimburse Landlord for all costs, including overhead, upon demand.

5.05                           Common Area Expenses. During the Term of this Lease and any renewals, extensions or holding over thereof, Tenant will pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the increase in Common Area Expenses (as those expenses are defined below) for each year (or portion thereof) of the Lease over the Operating Costs incurred during the Base Year, paid monthly in advance in an estimated amount.

For the purpose of this Lease the “Common Area Expenses” means Landlord’s total cost and expense incurred in owning, operating, maintaining and repairing the Common Areas as defined in Section 17.01 below, as well as the structure of the Building and the mechanical equipment and facilities appurtenant thereto, including but without limitation by enumeration, costs for all electricity, gas, water or fuel used in connection with the operation, maintenance and repair of the Common Areas; the amount paid for all labor and/or wages and other payments including costs to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, employees, contractors and subcontractors of the Landlord involved in the operation and maintenance of the Common Areas; managerial, administrative, and telephone expenses related to operation and maintenance of the common facilities; the total charges for management fees and charges of any independent contractors employed in the care, operation, maintenance, cleaning and landscaping; the amount paid for all supplies, tools, replacement parts of components, equipment and necessities which are occasioned by everyday wear and tear; the amount paid for premiums for all insurance required from time to time by Landlord or Landlord’s mortgagees (which will include, without limitation, the premiums described in Section 5.03, but only to the extent that Tenant has not paid such premiums pursuant to Section 5.03); and the pro rata costs of machinery and equipment purchased or leased by Landlord to perform its common area maintenance obligations. To the extent that Landlord elects to provide services which are not separately metered or directly billed to the Tenant, such as water and trash hauling, the costs of such services shall be included in Common Area Expenses. Common Area Expenses shall not, however, include interest on debt, capital retirement of debt, depreciation, costs properly chargeable to the capital account, except for capital expenditures which reduce other operating expenses or such capital expenditures that are required by changes in any governmental law or regulation in which case such expenditures, plus interest on the unamortized principal investment at ten percent (10%) per annum, shall be amortized over the life of the improvements, and such costs shall be directly chargeable by Landlord to Tenant in the Tenant’s Proportionate Share. All charges, allocations and calculations hereunder shall be made pursuant to generally accepted accounting principles.

5.06                           Estimates of Additional Rent. In order to provide for current payments of Additional Rent, Landlord may give Tenant, upon execution of this Lease and from time to time during the Term hereof, written notice of its estimate of Additional Rent which will be due in the calendar year for which written notice of such estimate is given. Tenant shall pay to Landlord, as an Additional Rent deposit, in monthly installments commencing on the first day of the Term of this Lease, and/or the first day of the calendar month following that month in which Landlord notifies Tenant of the estimated Additional Rent, one-twelfth (1/12) of the Additional Rent due in any said calendar year as estimated by Landlord. If at any time it appears to Landlord that the Additional Rent due Landlord for any calendar year will vary from its estimate thereof by more than ten percent (10%), Landlord may, by written notice to Tenant, revise its estimate for such year. Subsequent Additional Rent deposits by Tenant for such year shall be based on the revised estimate. Tenant shall pay Landlord the Additional Rent deposit in the same manner as Base Rent beginning on the first day of the calendar month following that calendar month in which this Lease commences.

Within sixty (60) days of the end of the calendar year for which estimates of Additional Rent were made, actual Additional Rent due for such year shall be calculated. If Tenant’s Proportionate Share of actual Additional Rent exceeds the deposits paid by Tenant based on Landlord’s estimates, Landlord shall bill Tenant for the excess amount and Tenant shall pay to Landlord said amount within ten (10) days of billing. If Tenant’s Proportionate Share of actual Additional Rent is less than the deposits paid by Tenant based on Landlord’s estimate thereof, Tenant shall, at the option of Landlord, be given a credit for the excess amount against the next Additional Rent deposit due for any subsequent year or receive from Landlord a refund of the excess so paid by Tenant.

If the Term of this Lease commences on any day other than the first day of January, or if the Term of this Lease ends on any day other than the last day of December, any Additional Rent due Landlord shall be pro-rated, based on a 365 day year. Upon expiration or termination of this Lease, Tenant shall pay such pro-rated amount within thirty (30) days of billing. This covenant shall survive the expiration or termination of this Lease.

5.07                           Service Charge. Tenant’s failure to make any monetary payment required of Tenant hereunder within ten (10) days of the due date therefor shall result in the imposition of a service charge for such late payment in the amount of five percent (5%) of the amount due. In addition, any sum not paid within thirty (30) days of the due date therefor shall bear interest at the rate of eighteen percent (18%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

ARTICLE VI - UTILITIES AND SERVICES

6.01                           Tenant shall contract in its own name and timely pay for all charges for electricity, gas, water, fuel, sewer charges, telephone, trash hauling, and any other services or utilities used in, servicing or assessed against the Premises, unless otherwise herein expressly provided.

ARTICLE VII - QUIET ENJOYMENT

7.01                           Landlord covenants that Tenant, on paying the Rents herein provided and keeping, performing and observing the covenants, agreements and conditions herein required of Tenant, shall peaceably and quietly hold and enjoy the Premises for the Term aforesaid, subject, however, to the terms of this Lease.

ARTICLE VIII - ASSIGNMENT AND SUBLETTING

8.01                           Tenant shall not assign or hypothecate this Lease nor sublet or otherwise transfer its interest in all or any part of the Premises without the prior written consent of Landlord; which consent shall not be unreasonably withheld or delayed. If Tenant wishes to assign this Lease or sublet all or any part of the Premises it shall give notice in writing (by certified mail or by personal delivery) of such intention to Landlord, furnishing Landlord with a copy of the proposed assignment or sublease document and full information as to the identity and financial status of the proposed assignee or subtenant. Landlord shall have, within thirty (30) days of receipt of such notice, the right to terminate this Lease or to approve or reject such assignment or subletting by written notice to Tenant. If no such response is given, Landlord shall be deemed to have elected to approve the assignment or subletting. Notwithstanding any assignment or sublease, Tenant shall remain liable hereunder and shall not be released without the express written agreement of Landlord to such release. If a subletting is so approved and the rents under such a sublease are greater that the rents provided for herein, then Landlord shall have the further option either (a) to convert the sublease into a prime lease and receive all of the rents, in which case Tenant will be relieved of further liability hereunder and under the Proposed sublease; or (b) to require Tenant to remain liable under this Lease, in which event Tenant shall be entitled to retain one-half of such excess rents. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Any transfer of this Lease by operation of law and any change in control, merger, consolidation or liquidation of Tenant shall constitute an assignment for purposes of this Lease.

ARTICLE IX - DAMAGE OR DESTRUCTION

9.01                           If the Premises or the Building or any part thereof is damaged by fire or other casualty, cause or condition whatsoever as to be substantially untenantable and the Landlord shall determine not to restore same, Landlord may, by written notice to Tenant given within sixty (60) days after such damage, terminate this Lease as of the date of the damage. If this Lease is not terminated as above provided and if the Premises are made partially or wholly untenantable as aforesaid, Landlord, at its expense shall restore the same with reasonable promptness to the condition in which Landlord furnished the Premises to Tenant at the commencement of the Term of this Lease but only as to those items that were provided at Landlord’s expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial tenant finish done or paid for by Tenant or any subsequent changes, alterations or additions made by Tenant.

9.02                           If, as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially or wholly untenantable and, if Landlord has not given the sixty (60) day notice above provided for and fails within one hundred twenty (120) days after such damage occurs to eliminate substantial interference with Tenant’s use of the Premises or substantially to restore same, Tenant may terminate this Lease as of the end of said one hundred twenty (120) days by notice to Landlord given not later than five (5) days after expiration of said one hundred twenty (120) day period. If the Premises are rendered totally untenantable but this Lease is not terminated, all Rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and reasonably accessible to Tenant. If a portion of the Premises is untenantable, Rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by the Tenant until the damaged part is ready for the Tenant’s occupancy. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord’s reasonable control. For the purposes of this Lease, the Premises shall be considered tenantable so long as and to the extent that the Premises are occupied. In any event, Tenant shall be responsible for the removal, or restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or reimburse Landlord for the cost of removal.

ARTICLE X - LANDLORD’S RIGHTS

10.01                     Landlord reserves the following rights:

(a)                                  To change the name of the Building without notice or liability to Tenant;

(b)                                 To exhibit the Premises to others and to display “For Lease” signs on the Premises during the last six months of the Term or any extension thereof;

(c)                                  To remove abandoned or unlicensed vehicles and vehicles that are unreasonably interfering with the use of the parking lot by others and to charge the responsible tenant for the expense of removing said vehicles;

(d)                                 To take any and all measures, including making inspection, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord’s interests, or as may be necessary or desirable in the operation thereof (In exercising the rights reserved in this subsection (d), Landlord shall use reasonable efforts to avoid any unreasonable interference with Tenant’s operations in the Premises (but shall not be required to conduct such operations on an overtime basis).

Landlord may enter upon the Premises at any reasonable time for the purpose of exercising any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant.

ARTICLE XI - HOLDING OVER

11.01                     Tenant shall pay to Landlord the Base Rent and Additional Rent computed on a per month basis for each month or part thereof (without reduction for any such partial month) Tenant retains possession of the Premises or any part thereof after the expiration of the Term, by lapse of time or otherwise, at double the amount such rents then required by the terms hereof for the last monthly period prior to the date of such expiration and also pay all damages, direct or indirect, sustained by Landlord by reason of such retention, or, if Landlord gives notice in writing to Tenant (and not otherwise), such holding over shall constitute renewal of this Lease at Landlord’s election for one (1) year at either (i) two hundred percent (200%) of the then current Rent (including Base Rent and Additional Rent); or (ii) that amount set forth in a written notice from Landlord to Tenant prior to the holding over, but acceptance by Landlord of any rent or other payment from Tenant after such expiration shall not constitute a renewal or extension nor waive Landlord’s right of re-entry or any other right of Landlord. Notwithstanding the foregoing, Landlord agrees that the provisions of this Article 11 shall not apply during the first month of any such hold over period.

ARTICLE XII - SIGNS AND ADVERTISEMENTS

12.01                     Landlord shall, at Landlord’s cost and expense (up to a maximum allowance of $3,000), identify Tenant on any monument and/or entry signage installed by Landlord on the Site. Tenant shall not put upon nor permit to be put upon any part of the Premises or the Building, any signs, billboards or advertisements without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned provided that such sign or signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing restrictions affecting the Premises; and (d) are compatible with the architecture of the Building and the landscaped area adjacent thereto.

12.02                     Tenant shall, not later than the termination date (or earlier expiration date, if applicable) of this Lease, at Tenant’s sole cost and expense, remove any signage erected by Tenant on the façade of the Building in a good, workmanlike manner, repairing and restoring the Building to the condition existing prior to the erection of such signage free and clear of all liens and encumbrances. In the event damage to the Building shall be caused by the removal of such signage, said damage shall be promptly repaired at the cost of Tenant.

ARTICLE XIII - MORTGAGE AND SUBORDINATION/ESTOPPEL CERTIFICATE

13.01                     Except as provided in Section 13.03 below with respect to mortgage subordination, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any first mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof which may now or hereafter affect Landlord’s interest in the premises and to any other instrument encumbering the Landlord’s interest in the premises and to any modifications, renewals, consolidations, extensions, or replacements thereof.

13.02                     Section 13.01 above shall be self-operative, and no further instrument of subordination shall be required by the holder of any such instrument. In confirmation of such subordination, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or the holder of any such mortgage, deed to secure debt, deed of trust, or other such instrument without expense, a subordination, non-disturbance and attornment agreement in such holder’s customary form, and if Tenant shall fail at any time, within ten (10) days following the giving of written request thereof, to execute, acknowledge, and delivery any such instrument, Landlord or such holder, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant’s name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord or such holder, and their respective successors and assigns, such attorney-in-fact for that purpose.

13.03                     Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to the holder of any mortgage, deed to secure debt, deed of trust, or other instrument affecting or encumbering the Landlord’s interest in the Premises, without expense, any and all instruments that may be necessary to make this Lease superior to the lien of any such mortgage, deed to secure debt, deed of trust or other instrument, and each renewal, modification, consolidation, replacement, and extension thereof, and if Tenant shall fail at any time, within ten (10) days following the giving of a written request thereof, to execute, acknowledge, and deliver any such instrument, Landlord or such holder, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant’s name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord or such holder, and their respective successors and assigns, such attorney-in-fact for that purpose.

13.04                     If the holder of any mortgage, deed to secure debt, deed of trust or other instrument affecting or encumbering Landlord’s interest in the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, at the option of such holder, attorn to and recognize such successor as Tenant’s landlord under this Lease and shall promptly execute and deliver a subordination, non-disturbance and attornment agreement in such holder’s customary form, and Tenant hereby irrevocably appoints Landlord or such holder the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant should Tenant refuse and fail to do so within ten (10) days after Landlord or such holder shall have given notice to Tenant requesting the execution and delivery of such instrument. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant, subject to all the terms, covenants, and conditions of this Lease.

13.05                     At any time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days from the making of such request, shall execute, acknowledge, and deliver to Landlord a certificate evidencing whether or not (i) this Lease is in full force and effect, (ii) this Lease has been amended in any way, (iii) there are any existing defaults on the part of Landlord hereunder to the knowledge of Tenant and specifying the nature of such defaults, if any, and (iv) the date to which rent, and other amounts due hereunder, if any, have been paid. Each certificate delivered pursuant to this Paragraph may be relied on by any prospective purchaser or transferee of Landlord’s interest hereunder or of any part of Landlord’s property or by any mortgagee of Landlord’s interest hereunder or of any part of Landlord’ property or by an assignee of any such mortgagee.

ARTICLE XIV - EMINENT DOMAIN

14.01                     If the Premises or such substantial part thereof as reasonably renders the remainder unfit for the intended uses shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Term of this Lease shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award and Tenant shall have no claim for the value of any unexpired Term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take any part of the Building or change the grade of any street or alley adjacent to the Building and such taking or change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Landlord shall have the right to terminate this Lease upon not less than ninety (90) days prior notice to Tenant. In either of said events, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment or fixtures.

ARTICLE XV - LANDLORD’S INABILITY TO PERFORM

15.01                     If by reason of inability to obtain and utilize labor, materials or supplies; circumstances directly or indirectly the result of a state of war or national or local emergency; any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter in force; strikes or riots; accident in, damage to or the making or repairs, replacements, or improvements to the Premises or any of the equipment thereof; or by reason of any other cause beyond the reasonable control of Landlord, Landlord shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such nonperformance or delay in performance shall not render Landlord liable in any respect for damages to either person or property, constitute a total or partial eviction, constructive or otherwise, or relieve Tenant from the fulfillment of any covenant or agreement contained in this Lease, except that if such nonperformance shall render the Premises untenantable in whole or in part, the Rent payable by Tenant under this Lease shall be abated on an equitable basis for such period of time as all or a portion of the Premises is rendered untenantable. If such nonperformance shall render a majority of the Premises untenantable for more than ninety (90) days, then Tenant may, at its option, by written notice to Landlord given within five (5) days of the expiration of such 90 day period, terminate this Lease.

ARTICLE XVI - BANKRUPTCY OR INSOLVENCY

16.01                     It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:

(A)                  If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (B) and (D) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord’s business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty (60) days after such filing or order, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall be terminated. Landlord’s right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

(B)                    If Tenant filed a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a chapter 11 or 13 proceeding and Tenant’s trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective, any election to assume this Lease must be in writing addressed to Landlord and, in Landlord’s business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

(1)                                  The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph (B), that:

(a)                                  It will cure all monetary defaults under this Lease within ten (10) days from the date of assumption; and

(b)                                 It will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption; and

(2)                                  The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord’s written statement of pecuniary loss sent to the trustee or debtor-in-possession.

(3)                                  The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant’s obligations under this Lease; provided, however, that:

(a)                                  From and after the date of assumption of this Lease, it shall pay all monetary obligations, including the Base and Additional Rents payable under this lease in advance in equal monthly installments on each date that such Rents are payable.

(b)                                 It shall also deposit with Landlord, as security for the timely payment of Rent, the amount set forth in Section 1.01 I;

(c)                                  If not otherwise required by the terms of this Lease, it shall also pay in advance, on each day that any installment of Base Rent is payable,

one-twelfth of Tenant’s annual tax, escalation and other obligations under this Lease; and

(d)                                 The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

(4)                                  For purposes of this subparagraph (B), “adequate assurance” means that:

(a)                                  Landlord determines that the Tenant, trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant’s obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

(b)                                 An order shall have been entered segregating sufficient cash payable to Landlord and/or valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of Tenant, trustee or debtor-in-possession to cure all monetary and nonmonetary defaults under this Lease within the time periods set forth above.

(C)                    In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in- possession under the provisions of subparagraph (B) above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all the Tenant’s rights under it, by giving written notice of Landlord’s election so to terminate.

(D)                   If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (A) or (B) above, to assign or to elect to assign Tenant’s interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (D), of all of the terms, covenants, and conditions of this Lease. For the purposes of this subparagraph (D), “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(1)                                  The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant’s obligations under this Lease;

(2)                                  If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord’s standards of creditworthiness; and

(3)                                  Landlord has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(E)                     When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus additional rent and other monetary obligations of Tenant included herein.

(F)                     Neither Tenant’s interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord’s acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

ARTICLE XVII - COMMON AREAS

17.01                     The term “Common Areas” means all the areas and facilities of MetroAir Business Park not intended for renting and, instead, designed for the common use and benefit of Landlord and all or substantially all of the Tenants, their employees, agents, customers and invitees. The Common Areas include, but not by way of limitation, parking lots, rail spurs, truck courts, landscaped and vacant areas, driveways, walks and curbs with facilities appurtenant to each as such areas may exist from time to time. Landlord shall operate and maintain the Common Areas, the proportionate cost of which shall be reimbursed by Tenant to Landlord as provided for herein. Landlord hereby grants to Tenant the non-exclusive revocable use of the Common Areas by Tenant, Tenant’s employees, agents, customers and invitees, which use shall be subject at all times to such reasonable, uniform and non-discriminatory rules and regulations as may from time to time be established by Landlord.

17.02                     Tenant shall not use any part of the Building exterior to the Premises for outside storage. No trash, crates, pallets or refuse shall be permitted anywhere outside the Building by Tenant except in enclosed metal containers to be located as directed by Landlord. Tenant shall insure that the parking lot is not damaged by placement or movement of trash containers, trucks or otherwise and Tenant shall be responsible for the repair of same during the Term of the Lease and upon termination thereof.

17.03                     Tenant shall not park any cars except in the designated car parking lot along the office frontage of the Building or at the rear of the Building in the truck court area (each as designated on the Site Plan). Tenant shall not park any trucks or trailers, loaded or empty, except in front of the docks on the concrete apron provided for such purposes. Tenant shall not park or permit parking of vehicles overnight anywhere about the Building’s parking areas without the prior written consent of Landlord.

ARTICLE XVIII - ACCEPTANCE OF PREMISES, MAINTENANCE AND CARE

18.01                     Completion and Acceptance. Tenant acknowledges that it will examine the Premises before taking possession hereunder. Unless Tenant furnishes Landlord with a notice in writing specifying any defect in the construction of the Premises within ten (10) days after taking possession, such taking of possession shall be conclusive evidence as against Tenant that at the time thereof the Premises were in good order and satisfactory condition. Notwithstanding the foregoing, Tenant shall have a period of one year after taking possession of the Premises within which to notify Landlord of any latent defects in the construction of the Premises that were not apparent during Tenant’s inspection of the Premises, and the provisions of the second sentence of this Paragraph 18.01 will not be effective as to any such latent defect, provided Tenant serves notice of such latent defect upon Landlord within such one year period.

18.02                     Maintenance and Repair by Tenant. Tenant shall be responsible for all maintenance, repair and replacement to the Premises of whatsoever kind or nature that is not hereinafter set forth specifically as the obligation of Landlord. Tenant shall take good care of the Premises and fixtures, and keep them in good repair and free from filth, overloading, danger of fire or any pest or nuisance, and repair and/or replacement any damage or breakage done by Tenant or Tenant’s agents, employees or invitees, including damage done to the Building by Tenant’s equipment or installations. Tenant shall be responsible for the repair and replacement of all glass and plate glass on the Premises. Tenant shall furnish and pay for the upkeep, maintenance, repair, replacement and periodic servicing of the heating, ventilation and air conditioning system servicing the Premises, by entering into and keeping in effect during a contract for such services with a well qualified professional contractor which contract shall provide inter alia for not less than four (4) inspections annually and for the replacement of defective parts. Evidence of such contracts will be delivered to Landlord prior to the commencement of the Term of this Lease and from time to time thereafter not less than thirty (30) days prior to expiration of the then existing contract. At the end of the Term of this Lease or any renewal hereof, Tenant shall quit and surrender the Premises broom clean in as good condition as when received by Tenant, normal wear and tear excepted. In the event Tenant fails to maintain the Premises as provided for herein Landlord shall have the right, but not the obligation, to perform such maintenance, repair and replacement as is required of Tenant in which event Tenant shall promptly reimburse Landlord for its costs in providing such maintenance or repairs together with a ten percent (10%) charge for Landlord’s overhead.

18.03                     Maintenance and Repair by Landlord. During the Term of this Lease, Landlord shall keep and maintain the roof, foundation, exterior walls (excluding glass or plate glass), gutters and downspouts of the Building in good condition and repair (and such repairs shall be solely within Landlord’s control and the cost thereof shall constitute a Common Area Expense to the extent otherwise so provided in Section 5.05). Landlord shall be under no obligation and shall not be liable for any failure to make repairs that are Landlord’s responsibility herein until and unless Tenant notifies Landlord in writing of the necessity therefor, in which event Landlord shall have a reasonable time thereafter to make such repairs. If any portion of the Premises which Landlord is obligated to maintain or repair is damaged by the negligence of Tenant, its agents, employees or invitees, then repairs necessitated by such damage shall be paid for by Tenant.

ARTICLE XIX - ALTERATIONS AND ADDITIONS, MECHANICS’ LIENS

19.01                     Alterations and Additions. Tenant shall not make any alterations, improvements, or additions to the Premises without the prior written consent and approval of plans therefor by Landlord. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant’s expense by employees of, or contractors hired by, Landlord, except to the extent Landlord gives its consent to Tenant hiring its own contractors. Tenant shall promptly pay the cost of all such work. Alterations, improvements or additions so made by either of the parties upon the Premises, except moveable furniture and equipment placed in the Premises at the expense of Tenant, shall be and become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation, injury or damage, unless Landlord elects to require Tenant to remove any or all such alterations or improvements from the Premises, in which event Tenant, at Tenant’s sole cost and expense, shall not later than the termination of the Lease remove all such designated alterations or improvements in a good, workmanlike manner, repairing and restoring the Premises to the condition existing therein prior to the construction of such alterations or improvements free and clear of all liens and encumbrances. In the event damage to the Premises or the

Building shall be caused by moving said furniture and equipment in or out of the Premises, said damage shall be promptly repaired at the cost of Tenant.

19.02                     Mechanic’s Liens. Tenant shall not cause nor permit any mechanic’s liens or other liens to be placed upon the Premises or the Building and in case of the filing of any such lien or claim therefor, Tenant shall promptly discharge same; provided, however, that Tenant shall have the right to contest the validity or amount of any such lien upon its prior posting of security with Landlord, which security, in Landlord’s sole reasonable judgment, must be adequate to pay and discharge any such lien in full plus Landlord’s reasonable estimate of its legal fees. Tenant agrees to pay all legal fees and other costs incurred by Landlord because of any mechanic’s or other liens attributable to Tenant being placed upon the Premises or the Building.

ARTICLE XX - INSURANCE

20.01                     Public Liability, Property Damage Insurance. Tenant covenants and agrees to maintain on the Premises at all times during the Term of this Lease, or any renewal thereof, a policy or policies of comprehensive public liability and property damage insurance with not less than $3,000,000.00 combined single limit for both bodily injury and property damage which policy or policies shall name Landlord, and its property manager, all as additional insured.

20.02                     Fire and Extended Coverage Insurance. Landlord shall, throughout the Term of this Lease, or any extension thereof, maintain fire and extended coverage insurance on the property owned by Landlord located in and about the Premises in such amounts and with such deductibles as Landlord shall determine. Landlord shall not be obligated in any way or manner to insure any property of Tenant or any property that may be in the Premises but not owned by Landlord. Landlord agrees that if permitted by the insurer thereunder, such insurance policy shall contain a waiver of subrogation with respect to claims against Tenant for losses insured and compensated under such insurance policy. If permitted by Tenant’s insurer, Tenant shall obtain for the benefit of Landlord a similar waiver of subrogation with respect to insurance maintained by Tenant on its property.

20.03                     Indemnification of Landlord. Except for claims arising out of the negligence of Landlord, or out of the breach by Landlord of the terms of this Lease, or for which Landlord is compensated under the insurance described in Section 20.02 (and to the extent of such compensation) and for which a waiver of subrogation is in effect, Tenant indemnifies and shall hold Landlord, and its affiliates, partners, representatives, directors, trustees, officers, employees, lenders, successors and assigns (collectively, “the Affiliates”) and its property manager harmless from and defend Landlord and the Affiliates and its property manager against any and all claims or liabilities for any injury or death to any person or damage to any property whatsoever:

1.                           Either (i) occurring in, on, or about the Premises, or (ii) occurring in, on, or about any facilities including, without limitation, elevators, stairways, passageways or hallways the use of which Tenant may have in conjunction with other tenants of the Building, when such injury, death or damage shall be caused in part or in whole by the act, neglect or fault of, or omission of any duty with respect to the same by Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees;

2.                           Arising from any work or thing whatsoever done by or benefitting the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises (which indemnification shall be proportionate to the benefit to Tenant with respect to matters done by other parties which benefit Tenant and other tenants of the Building);

3.                           Arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease; or

4.                           Otherwise arising from any act or neglect of the Tenant, or any of its agents, employees, contractors, invitees, licensees, tenants or assignees; and

5.                           From and against all costs, expenses, counsel fees, and court costs incurred or assessed in connection with any or all of the foregoing.

Furthermore, in case any action or proceeding be brought against Landlord and/or Landlord’s property manager by reason of any claims or liability as set forth above, Tenant agrees to cause such action or proceeding to be defended at Tenant’s sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring or caused prior to any expiration or termination of this Lease shall survive expiration or termination.

ARTICLE XXI - DEFAULT AND REMEDIES

21.01                     In the event:

(a)                      Tenant shall at any time fail to pay any item of Rent when due, and such failure shall continue for more than two (2) days after Landlord’s written notice to Tenant of such failure—except in the case that Tenant has failed on two occasions, within the previous twelve calendar months to make timely payments of Rent, in which case no such notice and cure period shall be required; or

(b)                     Tenant shall fail to keep, perform or observe any other covenant, agreement, condition or undertaking hereunder and shall fail to remedy such default within ten (10) days after written notice thereof to Tenant; or if such default is one that will take longer than ten (10) days to remedy, Tenant fails to commence curing such default within ten (10) days and/or fails diligently to pursue such cure to completion; or

(c)                      The Premises shall be vacated by Tenant for any period for which Tenant has not paid its Rent;

Landlord shall have the right, without further notice to or demand, to re-enter and take exclusive possession of the Premises in accordance with applicable law, with or without force or legal process, and to refuse to allow Tenant to enter the same or have possession thereof; to change the locks on the doors to the Premises; take possession of any furniture or other property in or upon the Premises (Tenant hereby waiving the benefit of all exemptions by law), sell the same at public or private sale without notice and apply the proceeds thereof to the costs of sale, payment of damages and payment of the rent due under this Lease; and pursue any other remedy permitted by law; all without being liable to Tenant for any damages or to any prosecution therefor; and

(i)                                     To terminate Tenant’s right of possession of the Premises, in which event Landlord may, but shall be under no obligation (except to the extent required by applicable law) to, act as agent of Tenant to relet the Premises for the balance of the Term or for a shorter or longer term and receive the rents therefor, applying them first to the payment of damages suffered to the Premises and rents due and to become due under this Lease, Tenant remaining liable for and hereby agreeing to pay Landlord any deficiency; or

(ii)                                  To cancel and terminate the remaining Term of this Lease, re-enter and take possession of the Premises free of this Lease and thereafter this Lease shall be null and void and the rents in such case shall be apportioned and paid on and up to the date of such entry. Thereafter both parties shall be released and relieved from any of any and all obligations thereafter to accrue hereunder. Tenant shall be liable for all loss and damage resulting from such breach or default. In the event that Landlord at any time terminates this Lease for any default by Tenant, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including costs of recovery in the Premises, making alterations or repairs for the purpose of re-letting, reasonable attorneys’ fees, and the value at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term less any reasonably anticipated vacancy.  All such amounts shall immediately be due and payable from Tenant to Landlord; or

(iii)                               To treat such default as an anticipatory breach of this Lease and, as liquidated damages for such default, be entitled to the difference, if any, between the sum which, at the time of such termination for anticipatory breach represents the then present worth (computed at seven percent per year) of the excess aggregate rents and additional rents payable hereunder that would have accrued over the balance of the Term including extensions, had such Term not been prematurely terminated, over the aggregate market rental value of the Premises over the Term (including extensions) that the Lease would have run had it not been prematurely terminated.

21.02                     Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant’s failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys’ fees, shall be so much Additional Rent due on the next rent date after such payment, together with interest (except in the case of said attorneys’ fees) at the highest legal rate then payable by Tenant in the state in which the Leased Premises are located or in the absence of such a maximum rate at the rate of eighteen percent (18%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

21.03                     Remedies Cumulative. All rights and remedies provided in this Lease for Landlord’s protection shall be cumulative and in addition to any other rights and remedies provided by law. Landlord shall be entitled to recover from Tenant its reasonable attorneys’ fees incurred in enforcing its rights hereunder.

21.04                     No Waiver. A waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

21.05                     No Reinstatement. No receipt of money by Landlord from Tenant after the expiration or termination of this lease or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate continue or extend the Term of this Lease or affect any such notice, demand or suit.

ARTICLE XXII - DEFINITION OF LANDLORD/SALE/LANDLORD’S ASSIGNMENT OF LEASE

22.01                     The words “Landlord” and “Tenant” as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a partnership, joint venture, business trust, or corporation. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns, subject, however, in the case of Tenant to the provisions of Section 8.01 hereof. It is understood and agreed that the term “Landlord,” as used in this Lease means only the owner(s), or the lessee(s), from time to time of the Building and/or the land underlying the Building so that in the event of any sale or sales of the Building and/or the land underlying the Building, or of any lease thereof, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter to the extent of such sale or lease, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed, to the same extent, to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of all or such portion of the Building and/or the land underlying the Building which it has purchased or leased. Should all of the land underlying the Building and the entire Building be severed as to ownership by sale and/or lease, then, unless the Tenant is otherwise notified to the contrary in writing, either the owner of the entire Building or the lessee of the entire Building, as the case may be, that has the right to lease space in the Building to tenants shall be deemed the “Landlord.” Tenant shall be bound to any succeeding landlord for all the terms, covenants, and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding landlord.

ARTICLE XXIII - NOTICES

23.01                     Except as otherwise herein provided, whenever by the terms of this Lease notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed to have been properly served if hand-delivered, sent by commercial courier, or sent by certified mail, return receipt requested, postage prepaid, at the address set forth at Sections 1.01(A) and (B) above. The date of such hand-delivery or deposit with a commercial courier shall be deemed the date of service; if mailed by certified mail, the date of delivery indicated on the Return Receipt shall be deemed the date of service.

ARTICLE XXIV - INTENTIONALLY DELETED

ARTICLE XXV - MISCELLANEOUS

25.01                     Persons Bound. The agreements, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of each of the parties hereto, except that no assignment, encumbrance or subletting by Lessee, unless permitted by the provisions of this Lease, shall vest any right in the assignee, encumbrancee or sublessee of Tenant. If there be more than one Tenant herein named, the provisions of the Lease shall be applicable to and binding upon such Tenant jointly and severally, as well as their heirs, legal representatives, successors and assigns.

25.02                     Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent be invalid, unenforceable or violate a party’s legal rights, then such term, covenant, condition or provision shall be deemed to be null and void and unenforceable, however, all other provisions of this Lease, or the application of such term or provision to persons or circumstances other than those to which are held invalid, unenforceable or violative of legal rights, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.03                     Captions. The headings and captions used throughout this Lease are for convenience and reference only and shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of any provisions in this Lease. The words “Landlord” and “Tenant” wherever used in this Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporation, partnerships, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

25.04                     No Option. Submission of this instrument for examination does not constitute a reservation of nor option for the Premises. The instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

25.05                     Brokers. Tenant represents that it has dealt directly with and only with the broker or brokers set forth at Section 1.01(L) above, and that Tenant knows of no other broker who negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any commissions or claims by any other broker or brokers pertaining to Tenant’s having entered into this Lease.

25.06                     Applicable Law. This Lease, its interpretation and enforcement shall be governed by the laws of the state in which the Premises are located.

25.07                     Tenant’s Compliance with Laws and Ordinances. Tenant covenants throughout the Term, at Tenant’s sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and of any applicable insurance rating agency, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises, and only to the extent applicable to the Premises or Tenant’s use or occupancy of the Premises; provided, however, that Tenant shall not be responsible for structural repairs or alterations unless the requirement for such structural repairs and alterations is caused by Tenant’s particular use or occupancy (as distinguished from the general type of use or occupancy permitted by the applicable zoning ordinance). Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof.

25.08                     Waiver of Jury. Landlord and Tenant agree that, to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.

25.09                     Allocation of Rent. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the Term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable to any abatement period.

25.10                     Financial Information. If Landlord shall request financial information from Tenant in connection with a proposed sale or financing of the Building, for the purpose of satisfying the due diligence investigation requirements of a proposed purchaser or lender, Tenant will provide such information as will allow Landlord to satisfy the reasonable requirements of such proposed purchaser or lender.

ARTICLE XXVI - HAZARDOUS SUBSTANCES AND MATERIALS

26.01                     A.                                   During the Term of this Lease, Tenant shall not suffer, allow, permit or cause:

1.                                       The installation of any underground storage tanks for the purpose of holding petroleum products or hazardous substances either on the Premises or at any other location in the Building or the Land.

2.                                       The accumulation of tires, spent batteries, debris or other solid wastes either on the Premises or any other part of the Building or the Land except rubbish placed in designated containers scheduled for normal, scheduled disposal in accordance with all applicable law;

3.                                       The generation, accumulation, storage, possession, release or threat of release of “hazardous substances”, “pollutants”, “hazardous waste”, or “toxic materials” [as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq., as amended, the Toxic Substance Control Act (or any regulations promulgated under the foregoing) or any other present or future federal, state or local law, ordinance, rule or regulation], including extremely flammable substances, explosives, radioactive materials and petroleum/petroleum products (collectively, “Hazardous Substances”); provided, however, the foregoing prohibition shall not be applicable to (i) Hazardous Substances which are present at the Premises prior to the date hereof, (ii) normal and reasonable amounts of cleaning and pest control supplies reasonable necessary for maintenance of the Premises so long as such materials are properly, safely, and lawfully stored and used by Tenant and the quantity of same does not equal or exceed a “reportable quantity” as defined under 40 C.F.R. 302 and 305, as amended, or (iii) de minimis amounts of leaked or spilled petroleum products from the normal operation of motor vehicles; and

4.                                       The use of the Premises for industrial, manufacturing or landfill purposes, except as may be provided for herein.

B.                         Tenant shall notify Landlord immediately upon learning that any duty of Tenant described in paragraph A of this Section 26.01 has been violated, that there has been a release, discharge or disposal of any Hazardous Substances on a part of the Premises or the Building or Land, that radon gas or urea formaldehyde has been detected on or in the Premises, or that the Premises are subject to any third party claim or action, or threat thereof, because of any environmental condition in or originating from the Premises or arising in connection with Tenant’s operations at the Premises or at the Building or Land. Tenant shall promptly provide Landlord with copies of all correspondence to or from third parties regarding such claims or actions or regarding environmental conditions in or originating from Tenant’s operations in the Premises or at the Building or Land.

C.                         In the event of a release, leaking, spilling or deposit (collectively “Leak”) of any Hazardous Substances on, in or from the Premises, Tenant shall immediately cause complete remediation of such leak and restore the Premises to the condition that existed prior to commencement of this Lease or the date Tenant took possession of the Premises, whichever is earlier. Landlord shall have the right, but not the obligation, to enter the Premises and remediate any environmental condition on the Premises to comply with all laws, regulations and ordinances during which time Tenant shall not be entitled to any abatement of rent.

D.                        Tenant shall indemnify and hold harmless Landlord (as well as Landlord’s officers, directors, shareholder, employees, partners, servants and agents, including the property manager) [the “Indemnified Parties”] of and from any and all liabilities (including strict liabilities), penalties, demands, actions, costs and expenses (including without limitation legal fees), remediation and response costs, remediation plan preparation costs and any continuing monitoring or closure costs, incurred or suffered by the lndemnified Parties, or asserted by a third party against the Indemnified Parties, directly or indirectly arising due to the breach of Tenant’s obligations set forth in this Article. Such indemnification shall survive expiration or earlier termination of this Lease.

E.                          At the expiration or sooner termination hereof, Tenant shall return the Premises to Landlord in substantially the same condition as existed on the date of commencement hereof or the date Tenant took possession of the Premises, whichever is earlier, free of any leaked Hazardous Substances in, on or from the leased Premises.

ARTICLE XXVII - OPTION TO EXTEND

27.01                     Tenant shall have the option to extend the Term of the Lease for two (2) periods of five (5) years (each, a “Renewal Period”) upon all of the terms, covenants and conditions contained in the Lease except that Base Rent for the Renewal Period shall be equal to the Renewal Rate (as defined below). Tenant shall be entitled to exercise its option to extend hereunder so long as (i) Tenant shall have delivered to Landlord written notice of its election to exercise such option not less than six (6) months prior to the commencement date of the applicable Renewal Period, and (ii) Tenant shall not be in default under this Lease.

27.02                     Within thirty (30) days of its receipt of notice from Tenant of Tenant’s election to exercise its renewal option, Landlord shall notify Tenant of the Renewal Rate to be charged as Base Rent for the Renewal Period. As used herein, the term “Renewal Rate” shall mean the rental rates then being charged to tenants of comparable size to Tenant in comparable buildings in the area. Tenant shall have thirty (30) days to notify Landlord in writing of its desire to accept the Renewal Rate or object to the Renewal Rate. If Tenant rejects the Renewal Rate, Landlord and Tenant shall attempt to negotiate a mutually acceptable Renewal Rate. If, after thirty (30) days, Landlord and Tenant are unable to reach agreement on the Renewal Rate, then this Lease shall terminate on the last day of the initial Term and the Term of the Lease shall not be extended pursuant to this Article 27.

ARTICLE XXVIII - ENTIRE AGREEMENT

28.01                     This Lease contains the entire agreement between the parties and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by the Landlord and the Tenant after the date hereof. If there be more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such tenants jointly and severally.

ARTICLE XXIX - EXHIBITS

29.01                     Reference is made to the Exhibits listed at Section 1.01(M) above, which exhibits are attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the parties have signed quintuplicate counterparts hereof as of the date and year hereinabove set forth.

TENANT:		LANDLORD:

DJO LLC,		METROAIR PARTNERS, LLC,
A Delaware limited liability company		an Indiana limited liability company

		By:	HORN PROPERTIES I, LLC
By:	/s/ Luke T. Faulstick
			By:	/s/ R. Horn
Its:
Its:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

SITE PLAN

EXHIBIT C

1.                                       All exterior signs shall be in accordance with Landlord’s sign specifications.

2.                                       Tenant shall not place unsightly objects against glass partitions or doors, nor cover any glass window or door with interior sign or signs.

3.                                       Blinds, shades, awnings (except awning frames), window ventilators and other similar equipment visible from outside of the Building shall be installed by Tenant only in accordance with the prior written approval of Landlord.

4.                                       Tenant shall not use any space in the Building for living quarters, whether temporary of permanent.

5.                                       Tenant shall not keep inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives, or any other articles of an intrinsically dangerous nature on the Premises. Tenant may, however, keep on the Premises such chemicals and other materials as are usual and customary for the type of business to be operated by Tenant, provided that all such chemicals and other materials shall be kept in such containers and in such manner as may be required by Landlord’s policies of insurance, and further provided that the keeping of such chemicals or materials shall not increase the rate of insurance of any such policies of the Landlord.

6.                                       Tenant shall place all trash and garbage in containers. If excess trash accumulates, Tenant shall arrange for special pickup.

7.                                       All loading and unloading of goods shall be done only at such times in the areas and through the entrances designated for such purpose by Landlord. All vehicles shall use driveways in accordance with designated traffic pattern.

8.                                       Tenant shall have full responsibility for protecting the Premises and the property located therein from theft and robbery, and shall keep all doors, windows and transoms securely fastened when not in use.

9.                                       Tenant shall keep the Premises free and clear from rodents, bugs and vermin, and will at Tenant’s sole cost and expense use exterminating services when so requested by Landlord.

10.                                 Tenant shall keep the Building at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

11.                                 The outside areas of the Premises shall be kept clean by the Tenant, and the Tenant shall not place or permit any obstructions, merchandise or machines of any kind in such areas.

EXHIBIT D

TENANT IMPROVEMENTS

Landlord will turnkey the space based on the following allowances totaling $330,914:

6,500 square feet of office space at $40/SF	$260,000
89 light fixtures at $500/ea.	$44,500
Paint warehouse	$20,664
Paint columns	$2,750
Monument sign allowance	$3,000
TOTAL	$330,914

In addition to the above allowances, Landlord will pay Tenant a cash allowance of $165,800 upon the Commencement Date in consideration for Tenant’s moving costs, improvement upgrades and lease termination costs.